UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2008

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Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01            Regulation FD Disclosure.

In connection with the emergence of the consolidated bankruptcy estates of Dana Corporation and certain of its affiliates (“Dana”), the claim of Sypris Solutions, Inc. (the “Company”) against Dana in the amount of $89,900,000 was converted into approximately 3.1 million shares of common stock in Dana Holding Corporation.  Effective as of February 1, 2008, the newly issued shares of Dana Holding Corporation began trading on the New York Stock Exchange under the ticker symbol “DAN”.   However, the Company does not expect the trading value of these shares to reflect their fair market value until sufficient volumes of daily trading have been established.

The information in this Form 8-K is being furnished pursuant to Item 7.01 “Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2008	Sypris Solutions, Inc.

	By:	/s/ John R. McGeeney___________
John R. McGeeney
General Counsel and Secretary